                                                               EXHIBIT 99
                SUBJECT TO COMPLETION, DATED JULY 20, 1998

PROSPECTUS SUPPLEMENT
(To Prospectus Dated _________, 1998)

                             $_______________
                         OLD KENT CAPITAL TRUST II
 [____%] [FLOATING RATE] SUBORDINATED CAPITAL INCOME SECURITIES SERIES II
        (LIQUIDATION AMOUNT $_____ PER CAPITAL SECURITY) FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED IN THIS PROSPECTUS SUPPLEMENT, BY

                      OLD KENT FINANCIAL CORPORATION

     The [____%] [Floating Rate] Subordinated Capital Income Securities, Series II (the "Capital Securities"), offered by this Prospectus Supplement (the "Offer") represent preferred beneficial interests in Old Kent Capital Trust II, a Delaware statutory business trust (the "Trust"). Old Kent Financial Corporation, a Michigan corporation ("Old Kent" or the "Corporation"), will be the owner of all the beneficial interests represented by common securities of the Trust (the "Common Securities" and, together with the Capital Securities, the "Trust Securities"). The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds in [______%] [Floating Rate] Junior Subordinated Deferrable Interest Debentures Series II (the "Junior Subordinated Debentures") to be issued by the Corporation. The Junior Subordinated Debentures will be unsecured and subordinate in right of payment to all Indebtedness (as defined in "Description of Junior Subordinated Debentures Subordination" in the accompanying Prospectus) of the Corporation. Purchasers of the Capital Securities will hold the Junior Subordinate Debentures indirectly through the Trust, subject to the rights, limitations and risks described in this Prospectus Supplement and in the accompanying Prospectus. The Corporation has the right to defer payments of interest on the Junior Subordinated Debentures at any time and from time to time for a period not exceeding 20 consecutive quarters with respect to each deferral period, except that no deferral period may extend beyond the Stated Maturity (as defined herein) of the Junior Subordinated Debentures. The Corporation will guarantee payment of distributions on the Capital Securities out of moneys held by the Trust and payments on liquidation of the Trust or redemption of the Capital Securities to the extent the Trust has funds available to make those distributions and payments. The Capital Securities are not listed for trading on any national securities exchange or the NASDAQ Stock Market.

     SEE "RISK FACTORS" BEGINNING ON PAGE S-7 OF THIS PROSPECTUS SUPPLEMENT FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE CAPITAL SECURITIES.

     THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT SUPPLEMENTS, AND SHOULD BE READ IN CONJUNCTION WITH, THE INFORMATION CONTAINED IN THE ACCOMPANYING PROSPECTUS.

 THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE
   NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
                             GOVERNMENTAL AGENCY.

       NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
        SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS.
      ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

=============================================================================
                                                UNDERWRITING     PROCEEDS TO
                                 PRICE TO       COMMISSIONS       THE TRUST
                                 PUBLIC<F1>   AND DISCOUNTS<F2>    <F3><F4>
Per Capital Security. . . . . .   $                  <F3>           $

Total . . . . . . . . . . . . .   $                  <F3>           $
=============================================================================

<F1>  Plus accrued distributions, if any, from ____________, 1998.
<F2>  The Trust and the Corporation have each agreed to indemnify the
      Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
<F3>  Because the proceeds of the sale of the Capital Securities will be invested in the Junior Subordinated Debentures, the Corporation has agreed to pay to the Underwriters as compensation for their arranging the investment therein of such proceeds $___ per Capital Security (or $______ in the aggregate). See "Underwriting."
<F4>  Before deducting expenses of the offering payable by the Corporation estimated to be $290,000.

                             ---------------------
     The Capital Securities are offered, subject to prior sale, when, as and if accepted by the Underwriters named in this Prospectus Supplement and subject to their right to reject orders in whole or in part. The Corporation and the ____, Trust expect that delivery of the Capital Securities will be made on or about 1998 through the book entry facilities of The Depository Trust Corporation ("DTC") in New York, New York, against payment therefor in immediately available funds.
                             ---------------------
                 [names of managing or lead underwriters]
      The date of this Prospectus Supplement is _________, 1998.
The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus sup-plement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                          TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

                                 PAGE
Summary . . . . . . . . . . . .  S-3
Risk Factors. . . . . . . . . .  S-7
Old Kent Capital Trust II . . .  S-11
Old Kent Financial Corporation.  S-12
Recent Developments . . . . . .  S-13
Purpose of the Offering . . . .  S-13
Ratio of Earnings to Fixed
 Charges  . . . . . . . . . . .  S-13
Capitalization. . . . . . . . .  S-14
Selected Consolidated Financial
  Data  . . . . . . . . . . . .  S-15
Description of Capital
  Securities. . . . . . . . . .  S-17
Description of Junior
  Subordinated Debentures . . .  S-21
Certain United States Federal
  Income Tax Consequences. . .   S-24
Underwriting . . . . . . . . .   S-29
Legal Opinions . . . . . . . .   S-30

PROSPECTUS
                                                                  PAGE
Old Kent Financial Corporation . . . . . . . . . . . . . . . . . . 2
The Trusts . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Regulatory Treatment . . . . . . . . . . . . . . . . . . . . . . . 3
Description of Junior
  Subordinated Debentures. . . . . . . . . . . . . . . . . . . . . 4
Description of Capital
Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
Book-Entry Issuance. . . . . . . . . . . . . . . . . . . . . . . .26
Description of Guarantees. . . . . . . . . . . . . . . . . . . . .28
Relationship Among the Capital
  Securities, the Junior Subordinated
  Debentures and the Guarantees. . . . . . . . . . . . . . . . . .30
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . .32
Benefit Plan Considerations. . . . . . . . . . . . . . . . . . . .33
Legal Opinions . . . . . . . . . . . . . . . . . . . . . . . . . .34
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .35
Available Information. . . . . . . . . . . . . . . . . . . . . . .35
Incorporation of Certain Documents
  by Reference . . . . . . . . . . . . . . . . . . . . . . . . . .35

                          --------------------

     UNTIL ______, 19__, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                          --------------------

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY OLD KENT FINANCIAL CORPORATION, OLD KENT CAPITAL TRUST II OR ANY UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION THEY CONTAIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.

                          --------------------

     As used in this Prospectus Supplement, (i) the "Indenture" means the Indenture between the Corporation and Bankers Trust Company, as Indenture Trustee, as supplemented by a First Supplemental Indenture, relating to the Junior Subordinated Debentures, (ii) the "Declaration" means the Amended and Restated Declaration of Trust relating to the Trust among the Corporation, as Sponsor, Bankers Trust Company, as Property Trustee, Bankers Trust (Delaware), as Delaware Trustee, and the three Regular Trustees named in the Declaration, and (iii) the "Guarantee" means the Guarantee Agreement relating to the Trust Securities between the Corporation and Bankers Trust Company, as Guarantee Trustee. The forms of the Indenture, Declaration and Guarantee have been filed as exhibits to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part. Each of the other capitalized terms used and not otherwise defined in this Prospectus Supplement has the meaning set forth in the accompanying Prospectus.

                                SUMMARY

     THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED
ELSEWHERE IN BOTH THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
PROSPECTUS. THIS SUMMARY IS QUALIFIED BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS (INCLUDING NOTES) APPEARING ELSEWHERE, OR INCORPORATED BY REFERENCE, IN THIS PROSPECTUS SUPPLEMENT OR THE
ACCOMPANYING PROSPECTUS.

                               THE TRUST

     The Trust is a statutory business trust formed under Delaware law pursuant to a declaration of trust (as amended and restated by the Declaration) and the filing of a certificate of trust with the Secretary of State of Delaware. The Trust's business and affairs are conducted by the Property Trustee, the Delaware Trustee, and the three individual Regular Trustees, who are employees or officers of or affiliated with the Corporation or its subsidiary Old Kent Bank. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities,
(ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures issued by the Corporation and
(iii) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust, and payments under the Junior Subordinated Debentures will be the sole revenues of the Trust. All of the Common Securities of the Trust will be owned by the Corporation. See "Old Kent Capital Trust II."

                            THE CORPORATION

     Old Kent is a Michigan business corporation registered as a bank holding company. Old Kent has its headquarters in Grand Rapids, Michigan, and conducts the business of commercial banking through Old
Kent Bank, its wholly owned principal banking subsidiary with banking offices in Michigan and Illinois, and through Old Kent Bank, National Association, also a wholly owned subsidiary. Old Kent also wholly owns, directly or indirectly, operating nonbank subsidiaries offering various financial and fiduciary products and services through offices located in Michigan, Illinois and other states. Old Kent's common stock is traded on The NASDAQ Stock Market under the symbol OKEN. Old Kent's principal executive office is located at One Vandenberg Center, 111 Lyon Street,
N.W., Grand Rapids, Michigan 49503.  Its telephone number is (616) 771-5000.

                              THE OFFERING

Securities Offered. . .  Capital Securities evidencing undivided preferred beneficial ownership interests in the assets of the Trust. The holders of the

                         Capital Securities will be entitled to a preference in certain circumstances with respect to Distributions (as defined below) and amounts payable on redemption, liquidation or otherwise over the Common Securities. See "Description of Capital Securities Subordination of Common Securities" herein and in the accompanying Prospectus.

Distributions . . . . .  Holders of the Capital Securities will be entitled to receive cumulative cash
                         distributions accruing from the date of
                         original issuance and payable quarterly in arrears on [March 31, June 30, September 30 and December 31] of each year, commencing _______________, ____, at a [variable] annual rate equal to _______ ("Distributions"). The Distribution rate will correspond to the interest rate and interest payment dates and other payment dates on the Junior Subordinated Debentures, which will be the sole assets of the Trust. See "Description of Capital Securities" herein and in the accompanying Prospectus.

Junior Subordinated      The Trust will invest the proceeds
Debentures . . . . . . . from the issuance of the Capital
                         Securities and the Common Securities
                         in an equivalent amount of Junior
                         Subordinated Debentures issued by the
                         Corporation.  The Junior Subordinate
                         Debentures will mature on
                         ______________, ____, which date may
                         be (i) shortened to a date not
                         earlier than ______, ____, or (ii)
                         extended to a date not later than
                         ______, ____ (each of those dates, in
                         context, being referred to as the
                         "Stated Maturity"), in each case
                         subject to satisfying certain
                         conditions, including obtaining any
                         necessary prior approval of the Board
                         of Governors of the Federal Reserve
                         System (the "Federal Reserve").  The
                         Junior Subordinated Debentures will
                         rank subordinate and junior in right
                         of payment to all Indebtedness of the
                         Corporation.  In addition, the

                         Corporation's obligations under the
                         Junior Subordinated Debentures will
                         be effectively subordinated to all
                         existing and future liabilities and
                         obligations of its subsidiaries.  See
                         "Risk Factors Ranking of Subordinate
                         Obligations under the Guarantee and
                         the Junior Subordinated Debentures,"
                         " Status of the Corporation as a
                         Holding Company," and "Description of
                         Junior Subordinated Debentures Subordination." As of ______, ____, the Corporation had approximately $____ aggregate principal amount of Indebtedness outstanding, and the Corporation's subsidiaries had approximately $____ of indebtedness and other liabilities. The terms of the Junior
                         Subordinate Debentures place no
                         limitation on the amount of
                         Indebtedness that may be incurred by
                         the Corporation or on the amount of
                         liabilities and obligations of the
                         Corporation's subsidiaries.  See
                         "Description of Junior Subordinated
                         Debentures Subordination" in the
                         accompanying Prospectus.

Guarantee . . . . . . .  Under the Guarantee, the Corporation
                         guarantees payment of distributions on the Capital Securities out of moneys held by the Trust and payments on liquidation of the Trust or the redemption of Capital Securities to the extent the Trust has funds available to make those distributions and payments. If the Corporation does not make principal or interest payments on the Junior Subordinated Debentures, the Trust will not have sufficient funds to make Distributions on the Capital Securities, in which event the Guarantee will not apply to the Distributions until the Trust has sufficient funds available to make the Distributions. The Corporation's obligations under the Guarantee, taken together with its obligations under the Junior Subordinated Debentures, the Indenture and the Declaration, including its obligation to pay all costs, expenses and liabilities of the

                         Trust (other than with respect to the Capital Securities), constitute a full and unconditional guarantee of all of the Trust's obligations under the Capital Securities. See "Description of Guarantees" and "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee" in the accompanying Prospectus. The obligations of the Corporation under the Guarantee are subordinate and junior in right of payment to all general liabilities of the Corporation (with certain exceptions). See "Risk
                         Factors Ranking of Subordinated Obligations under the Guarantee and the Junior Subordinated Debentures" herein and "Description of Guarantees" in the accompanying Prospectus.

Right to Defer Interest  The Corporation has the right to defer payment of interest on the Junior
                         Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each deferral period (each, an "Extension Period"), PROVIDED that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due on any Interest Payment Date (as defined herein), the Corporation may elect to begin a new Extension Period subject to the requirements set forth in this Prospectus Supplement. Accordingly, there could be multiple Extension Periods of varying lengths throughout the term of the Junior Subordinated Debentures. If interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Capital Securities also will be deferred and the Corporation may not, and may not permit any subsidiary of the Corporation to,
                         (i) declare or pay any dividends or
                         distributions on, or redeem, purchase,
                         acquire, or make a liquidation payment with respect to, the Corporation's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank PARI PASSU with or junior to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if the guarantee ranks PARI PASSU with or junior to the Junior Subordinated Debentures (other than (A) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, or in connection with a dividend reinvestment or shareholder stock purchase plan, (B) as a result of an exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (C) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged,
                         (D) any declaration of a dividend in
                         connection with any shareholder's rights plan, or the issuance of rights, stock or other property under any shareholder's rights plan, or the redemption or repurchase of rights pursuant to such plans, or (E) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid (or ranks PARI PASSU with or junior to such stock)). During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue with interest on that interest (to the extent permitted by applicable law), and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate, at a [variable] annual rate equal to _______, compounded quarterly. Holders of the Capital Securities will be required to accrue interest income for United States federal income tax purposes before receipt of the cash related to the interest income. See "Description of Junior Subordinated Debentures Option to Extend Interest Payment Period" and "Certain United States Federal Income Tax Consequences Interest Income and Original Issue Discount."

Redemption. . . . . . .  The Junior Subordinated Debentures are not
                         redeemable before ______, ____, unless a Special Event (as defined in "Description of the Capital Securities Redemption or Exchange" in the accompanying Prospectus) has occurred. The Junior Subordinated Debentures are redeemable before maturity at the option of the Corporation, subject to the receipt of any necessary prior approval of the Federal Reserve, (i) on or after ______, ____, in whole or in part, at a redemption price equal to the principal amount of the Junior Subordinated Debentures so redeemed plus the accrued and unpaid interest thereon to the Redemption Date, or (ii) at any time, in whole, but not in part, upon the occurrence and continuation of a Special Event, at the same redemption price. The Capital Securities are subject to a mandatory redemption, in whole or in part, upon repayment of the Junior Subordinated Debentures at maturity or their earlier redemption, in an amount equal to the amount of Junior Subordinated Debentures maturing or being redeemed and at a redemption price equal to the redemption price of the Junior Subordinated Debentures, in each case plus accumulated and unpaid Distributions thereon to the date of redemption.

Liquidation of the Trust The Corporation has the right at any time, subject to the receipt of any necessary prior approval of the Federal Reserve, to dissolve the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and the Common Securities in liquidation of the Trust. See "Description of Capital Securities Redemption or Exchange" herein and in the accompanying Prospectus.

                         In the event of the liquidation of the Trust, after satisfaction of the claims of creditors of the Trust, if any, as provided by applicable law, the holders of the Capital Securities will be entitled to receive a liquidation amount of $1,000.00 per Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of the same amount in Junior Subordinated Debentures as described above. If the liquidation amount can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate liquidation amount, then the amounts payable directly by the Trust on the Capital Securities will be paid on a PRO RATA basis. The holder(s) of the Common Securities will be entitled to receive distributions upon any such liquidation PRO RATA with the holders of the Capital Securities, except that if an Indenture Event of Default (as defined in "Description of Junior Subordinated Debentures Indenture Events of Default" in the accompanying Prospectus) has occurred and is continuing, the Capital Securities will have a priority over the Common Securities. See "Description of Capital
                         Securities Liquidation Distribution Upon
                         Dissolution" herein and in the accompanying
                         Prospectus.

Purpose of the Offering  The proceeds from the sale of the Capital
                         Securities will be used to purchase the
                         Junior Subordinated Debentures.  The
                         Corporation expects to use the proceeds from the sale of the Junior Subordinated Debentures for general corporate purposes, which may include the repayment of indebtedness, investments in or extension of credit to its subsidiaries and the financing of possible acquisitions. See "Purpose of the Offering" in this Prospectus Supplement.

Ratings . . . . . . . .  The Corporation and the Trust expect that the
                         Capital Securities will be rated _____ by Moody's Investors Service, Inc. and _____ by Standard & Poor's Ratings Services. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

Certain United States    Prospective purchasers of the Capital
Federal Income Tax       Securities should  review the  information set
Consequences; ERISA      forth in "Certain United States Federal Income
Considerations . . . . . Tax Consequences" in this Prospectus Supplement and the information set forth in "Benefit Plan
                         Considerations" in the accompanying Prospectus.

Absence of a Market . .  The Capital Securities will be a new issue of securities for which there is currently no
                         market. Although __________ has informed the Corporation and the Trust that it currently intends to make a market in the Capital Securities, it is not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, neither the Corporation nor the Trust can make any assurance as to either the development of or the liquidity of any market
                         for the Capital Securities.   See "Risk
                         Factors Absence of a Public Market."

                             RISK FACTORS

    AS A PROSPECTIVE PURCHASERS OF THE CAPITAL SECURITIES, YOU SHOULD CAREFULLY REVIEW THE INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND SHOULD PARTICULARLY CONSIDER THE FOLLOWING MATTERS. CERTAIN STATEMENTS IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND DOCUMENTS INCORPORATED IN THEM BY REFERENCE ARE FORWARD-LOOKING AND ARE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS OR PHRASES SUCH AS "INTENDED," "WILL BE POSITIONED," "EXPECTS," IS OR ARE "EXPECTED," "ANTICIPATES," AND "ANTICIPATED." THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE CORPORATION'S CURRENT EXPECTATIONS. TO THE EXTENT ANY OF THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS CONSTITUTES A "FORWARD-LOOKING STATEMENT" AS DEFINED IN SECTION 21E(i)(1) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), THE RISK FACTORS SET FORTH BELOW ARE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENT.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE GUARANTEE AND THE JUNIOR SUBORDINATED DEBENTURES

    The obligations of the Corporation under the Guarantee issued by the Corporation for the benefit of the holders of the Trust's Capital Securities and under the Junior Subordinated Debentures are unsecured and rank subordinate and junior in right of payment to all Indebtedness of the Corporation. Neither the Indenture, the Guarantee nor the Declaration will place any limitation on the amount of secured or unsecured Indebtedness that may be incurred by the Corporation or any of its subsidiaries. See "Description of Guarantees Status of the Guarantees," "Description of Junior Subordinated
Debentures Subordination" and "The Trusts," all in the accompanying
Prospectus

STATUS OF CORPORATION AS HOLDING COMPANY

    The Corporation is a legal entity separate and distinct from Old Kent Bank, its principal banking subsidiary, and the Corporation's other subsidiaries, although the principal source of the Corporation's cash revenues is dividends from Old Kent Bank. See "Old Kent Financial Corporation" in the accompanying Prospectus. The right of the Corporation to participate in the distribution of assets of any subsidiary upon the subsidiary's liquidation, reorganization or otherwise (and thus the ability of the holders of Capital Securities to benefit indirectly from the distribution) will be subject to the claims of the subsidiary's creditors, which will take priority except to the extent to which the Corporation itself may be a creditor with a recognized claim. Old Kent Bank also is subject to restrictions under federal and state laws and regulations that limit the transfer of funds by Old Kent Bank to the Corporation and its nonbanking subsidiaries, whether in the form of loans, extensions of credit, investments, asset purchases or otherwise.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

    If a Trust Enforcement Event (see "Description of Capital Securities Trust Enforcement Events" in the accompanying Prospectus) occurs and is continuing in regards to the Trust, then the holders of the Capital Securities would rely on the enforcement by the Property Trustee (see "The Trusts" in the accompanying Prospectus) of its rights as a holder of the Junior Subordinated Debentures against the Corporation. The holders of a majority in liquidation amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Junior Subordinated Debentures. If the Property Trustee fails to enforce its rights with respect to the Junior Subordinated Debentures held by the Trust, any record holder of the Capital Securities may institute legal proceedings directly against the Corporation to enforce the Property Trustee's rights under the Junior Subordinated Debentures without first instituting any legal proceedings against the Property Trustee or any other person or entity.

    If the Corporation were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Trust would lack funds both for the payment of the Distributions to which the holders of the Capital Securities are entitled and for amounts payable on redemption of the Capital Securities or otherwise, and, in that event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of those amounts. However, if the Corporation failed to pay interest on or principal of the Junior Subordinated Debentures on the payment date on which the payment is due and payable, then a holder of the Capital Securities may directly institute a proceeding against the Corporation under the Indenture for enforcement of payment to that holder of the interest on or principal of the Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the related Capital Securities of that holder (a "Direct Action"). In connection with a Direct Action, the Corporation will be subrogated to the rights of the holder of the Capital Securities under the Declaration to the extent of any payment made by the Corporation to that holder of Capital Securities in the Direct Action. Except as set forth in this Prospectus Supplement and the accompanying Prospectus, holders of Capital

Securities will not be able to exercise directly any other remedy available to the holders of Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Capital Securities Trust Enforcement Events," "Description of Guarantees" and "Description of Junior Subordinated Debentures Indenture Events of Default," all in the accompanying Prospectus. The Declaration will provide that each holder of the Capital Securities by acceptance of the Capital Securities agrees to the provisions of the Guarantee and the Indenture.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES

    The Corporation has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time and from time to time for the Extension Period, except that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. Distributions on the Capital Securities by the Trust will be deferred during any Extension Period but will continue to accumulate at the Distribution rate specified in this Prospectus Supplement. During any Extension Period there will be certain limitations on the Corporation's financial activities. Prior to the termination of any Extension Period, the Corporation may further extend the Extension Period, PROVIDED that no Extension Period may exceed 20 interest payment periods or extend beyond the Stated Maturity. Upon the termination of any Extension Period and the payment of all amounts then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period subject to the above requirements. See "Description of Capital
Securities Distributions" and "Description of Junior Subordinated Debentures Option to Extend Interest Payment Period" herein and in the accompanying Prospectus.

    If the Corporation defers payment of interest on the Junior Subordinated Debentures, a holder of the Capital Securities will be required to accrue income (in the form of original issue discount) (which will include both stated interest and the DE MINIMIS original issue discount, if any, on the Junior Subordinated Debentures) for United States federal income tax purposes in respect of its PRO RATA share of the Junior Subordinated Debentures held by the Trust. As a result, a holder of Capital Securities will include the interest income in gross income for United States federal income tax purposes in advance of the receipt of cash attributable to the interest income, and will not receive the cash related to that income from the Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions with respect to the Extension Period. See "Certain United States Federal Income Tax Consequences Interest Income and Original Issue Discount" and " Sales of Capital Securities."

    If the Corporation exercises its right to defer payments of interest on the Junior Subordinated Debentures, the market price of the Capital Securities is likely to be adversely affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the Corporation's right to defer interest payments, the market price of the Capital Securities (which represent preferred undivided beneficial interests in the Junior Subordinated Debentures) may be more volatile than the market prices of other similar securities where the issuer does not have the right to defer interest payments.

SPECIAL EVENT REDEMPTION; POSSIBLE TAX LAW CHANGES

    Upon the occurrence and continuation of a Special Event (see "Description of Capital Securities Redemption or Exchange" herein and in the accompanying Prospectus), the Corporation will have the right, subject to any necessary prior approval of the Federal Reserve, to redeem the Junior Subordinated Debentures held by the Trust in whole (but not in part) within 120 days following the occurrence of the Special Event and thereby cause a mandatory redemption of the Capital Securities and Common Securities. A "Special Event" means a Tax Event, a Regulatory Capital Event or an Investment Company Event.

    In recent years, there have been several proposals to adopt legislation that, if enacted and made applicable to the Junior Subordinated Debentures, would preclude the Corporation from deducting interest thereon. The most recent proposal was made by the Clinton Administration on March 19, 1997. These proposals have not been adopted by Congress, but there can be no assurance that similar proposals will not be adopted in the future and made applicable to the Junior Subordinated Debentures. Accordingly, there can be no assurance that any such legislation will not result in a Tax Event that could result in an early mandatory redemption of the Trust Securities or the dissolution of the Trust and the distribution of the Junior Subordinated Debentures as described under "Description of
Capital Securities   Redemption or Exchange" herein and in the
accompanying Prospectus.

    In 1994, the Internal Revenue Service ("IRS") issued
Notice 94-47. In this Notice, the IRS stated that it was concerned with a series of transactions in which instruments had been issued that were "designed to be treated as debt for federal income tax purposes but as equity for regulatory, rating agency, or financial accounting purposes." The Notice further stated that "(u)pon examination, the Service will scrutinize instruments of this type to determine if their purported status as debt for federal income tax purposes is appropriate."

    On April 6, 1998, Enron Corp. filed a Petition in the United States Tax Court contesting the proposed disallowance by the IRS of a deduction claimed by Enron Corp. relating to interest paid with respect to certain instruments ("MIPS") issued in 1993 and 1994. The Tax Court has not rendered an opinion on the deductibility of the interest paid by Enron Corp. The Capital Securities have certain characteristics that could be viewed as similar to the MIPS involved in the Enron Corp. case. There can be no assurance that a Tax Court opinion in the Enron Corp. case, or any similar case, will not result in a Tax Event that could result in an early mandatory redemption of the Trust Securities or the dissolution of the Trust and the distribution of the Junior Subordinated Debentures as described under
"Description of Capital Securities   Redemption or Exchange" herein
and in the accompanying Prospectus.

LIQUIDATION DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

    The Corporation has the right at any time, subject to any necessary prior approval of the Federal Reserve, to dissolve the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and the Common Securities in liquidation of the Trust. In addition, upon liquidation of the Trust and certain other events, the Junior Subordinated Debentures may be distributed to the holders. A liquidation of the Trust will result in a holder of the Capital Securities receiving directly that holder's PRO RATA share of the Junior Subordinated Debentures (previously held indirectly through the Trust). Under current United States federal income tax law and interpretations of that law, and assuming, as expected, that the Trust is treated as a grantor trust for United States federal income tax purposes, a distribution by the Trust of the Junior Subordinated Debentures pursuant to a liquidation of the Trust will not be a taxable event to the Trust or to holders of the Capital Securities. If, however, the liquidation of the Trust were to occur because the Trust is subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debentures as a result of the occurrence of a Tax Event or otherwise, the distribution of Junior Subordinated Debentures to holders of the Capital Securities by the Trust could be a taxable event to the Trust and each holder, and holders of the Capital Securities may be required to recognize gain or loss as if they had exchanged their Capital Securities for the Junior Subordinated Debentures they received upon the liquidation of the Trust. See "Certain United States Federal Income Tax Consequences Distribution of Junior Subordinated
Debentures or Cash Upon Liquidation of the Trust."

POSSIBLE ADVERSE EFFECT ON MARKET PRICES

    Neither the Corporation nor the Trust can assure a particular market price for either the Capital Securities or the Junior

Subordinated Debentures distributed to the holders of Capital Securities upon any liquidation or termination of the Trust. Accordingly, the Capital Securities or the Junior Subordinated Debentures may trade at a discount from the price that the investor paid to purchase the Capital Securities. Because holders of Capital Securities may receive Junior Subordinated Debentures in liquidation of the Trust and because Distributions are otherwise limited to payments on the Junior Subordinated Debentures, a prospective purchaser of Capital Securities also is making an investment decision with respect to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained in this Prospectus Supplement and the accompanying Prospectus.

EXTENSION OF STATED MATURITY OF JUNIOR SUBORDINATED DEBENTURES

    The Corporation has the right to extend the maturity of the Junior Subordinated Debentures held by the Trust, whether or not the Trust is terminated and the Junior Subordinated Debentures are distributed to holders of the Capital Securities, to a date not later than the 49th anniversary of the initial issuance of the Capital Securities, PROVIDED that the Corporation can extend the maturity only if at the time that the election is made and at the time of the extension (i) the Corporation is not in bankruptcy, otherwise insolvent or in liquidation, (ii) the Corporation is not in default in the payment of any interest or principal of the Junior Subordinated Debentures, (iii) the Trust is not in default on the payment of Distributions on the Capital Securities and no deferred Distributions are accumulated, and (iv) the Junior Subordinated Debentures are rated not less than BBB- by Standard & Poor's Rating Services or Baa3 by Moody's Investor Service, Inc. or the equivalent by any other nationally recognized statistical rating organization.

LIMITED VOTING RIGHTS

    Holders of Capital Securities will have limited voting rights relating only to the modification of the Capital Securities and certain other matters described in this Prospectus Supplement and the accompanying Prospectus. Holders of Capital Securities will not be entitled to vote to appoint, remove or replace any of the Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. The Trustees and the Corporation may amend the Declaration without the consent of holders of the Capital Securities to ensure that the Trust will be classified as a grantor trust for United States federal income tax purposes even if that action adversely affects the interests of the holders. See "Description of Capital Securities Voting Rights; Amendment of the Declarations" in the accompanying Prospectus.

BANK REGULATORY RESTRICTIONS

    The Corporation is a legal entity separate and distinct from its subsidiaries. See "Old Kent Financial Corporation" in the accompanying Prospectus. There are various legal limitations governing the extent to which the Corporation's banking subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, the Corporation or certain of its other subsidiaries. The right of the Corporation to participate in any distribution of assets of any subsidiary upon its dissolution, winding-up, liquidation or reorganization or otherwise (and thus the ability of the holders of Capital Securities to benefit indirectly from such distribution) would be subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be a creditor of that subsidiary and its claims are recognized. Claims against the Corporation's subsidiaries by creditors other than the Corporation include substantial obligations with respect to deposit liabilities and federal funds purchased, securities sold under repurchase agreements, other short-term borrowing, and various other financial obligations.

    Because the Trust is a subsidiary of the Corporation, federal banking authorities will have the right to examine the Trust and its activities. Under certain circumstances, including any determination that the Corporation's relationship to the Trust results in an unsafe and unsound banking practice, the banking authorities will have the authority to issue orders which could restrict the ability of the Trust to make Distributions on or to redeem its Capital Securities.

    Under the Financial Institutions Reform, Recovery and Enforcement
Act of 1989 ("FIRREA"), a depositary institution insured by the Federal Deposit Insurance Corporation ("FDIC") can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC in connection with (i) the default of a commonly controlled FDIC-insured depositary institution or (ii) any assistance provided by the FDIC to a commonly controlled FDIC-insured depositary institution in danger of default. "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a "default" is likely to occur in the absence of regulatory assistance.

    Under Federal Reserve policy, and as a result of the law described in the following paragraph, the Federal Reserve expects the Corporation to act as a source of financial strength to its subsidiary banks and to commit resources to support the banks in circumstances where it might not do so absent such policy. Any capital loans the Corporation makes to the banks are subordinate in right of payment to deposits and to certain other indebtedness of the banks. In the event of a bank holding company's bankruptcy, the bankruptcy trustee will assume any commitment by the bank holding company to a federal regulatory agency to maintain the capital of a subsidiary bank at a certain level and will be entitled to a priority of payment.

    The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") provides, among other things, that if a bank does not meet any one of its minimum capital requirements set by its regulators, then that bank must submit a capital restoration plan for improving its capital. The bank's holding company must guarantee that the undercapitalized subsidiary will meet its recapitalization plan and may be liable for civil monetary penalties for failure to fulfill its commitment on such guarantee. In addition, FDICIA prohibits a bank from making a capital distribution, to its holding company or otherwise, if the bank fails to meet any minimum capital requirements or if payment of the distribution would cause it to fail to meet any minimum capital requirement. Furthermore, under certain circumstances, a holding company of an undercapitalized bank may be prohibited from making any capital distribution to its shareholders or otherwise. As of June 30, 1998, the Corporation's principal banking subsidiary, Old Kent Bank, met or exceeded the requirements of a "well-capitalized" institution as prescribed by the rules of Old Kent Bank's primary federal regulator.

ABSENCE OF PUBLIC MARKET

    The Capital Securities will constitute a new issue of securities with no established trading market. Neither the Corporation nor the Trust can give any assurance that an active public or other market will develop for the Capital Securities, and also cannot give any assurance as to the liquidity of or the trading market for the Capital Securities. If an active public market does not develop, the market price and liquidity of the Capital Securities may be adversely affected.

    If a public trading market develops for the Capital Securities, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the Corporation's financial and operating results, and the market for similar securities. Depending on prevailing interest rates, the market for similar securities, the financial condition of the Corporation, and other factors, the Capital Securities may trade at a discount.

    The Capital Securities are not listed for trading on any securities exchange or The NASDAQ Stock Market and the Corporation does not intend to apply for such listing.

                      OLD KENT CAPITAL TRUST II

    The Trust is a statutory business trust formed under the Delaware Business Trust Act, as amended, pursuant to a declaration of trust (as amended and restated by the Declaration) and the filing of a certificate of trust with the Secretary of State of the State of Delaware. The Corporation will acquire Common Securities in an aggregate liquidation amount equal to at least 3% of the total assets of the Trust. The Trust will use all the proceeds derived from the issuance of the Trust Securities to purchase the Junior Subordinated Debentures and, accordingly, the assets of the Trust will consist solely of the Junior Subordinated Debentures. The Trust exists for the exclusive purpose of (i) issuing the Trust Securities representing undivided beneficial ownership interests in the assets of the Trust,
(ii) investing the gross proceeds from the sale of the Trust Securities in the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary or incidental thereto. The Declaration does not limit the aggregate liquidation amount of Trust Securities that may be issued thereunder, PROVIDED that prior to issuing any additional Trust Securities, the trustees for the Trust must have received an opinion of counsel to the effect that the issuance of the Trust Securities will not affect the Trust's status as a grantor trust for United States federal income tax purposes.

    Pursuant to the Declaration, there will be initially five trustees (the "Trustees") for the Trust. ________, _________, and ___________, each of whom is an employee or officer of or otherwise affiliated with the Corporation or its subsidiary Old Kent Bank, initially will serve as the Regular Trustees for the Trust ("the Regular Trustees"). The fourth trustee will be a financial institution that is unaffiliated with the Corporation (the "Property Trustee"). The fifth trustee will be an entity that maintains its principal place of business in the State of Delaware (the "Delaware Trustee"). Initially, Bankers Trust Company will act as Property Trustee, and its affiliate, Bankers Trust (Delaware), will act as Delaware Trustee until, in each case, removed or replaced by the Corporation as the holder of the Common Securities. Bankers Trust Company also will act as trustee under the Guarantee (the "Guarantee Trustee") and trustee under the Indenture (the "Indenture Trustee").

    The Property Trustee will hold title to the Junior Subordinated Debentures for the benefit of the Trust and the holders of the Trust Securities, and the Property Trustee will have the power to exercise all rights, powers and privileges with respect to the Junior Subordinated Debentures under the Indenture as the holder of the Junior Subordinated Debentures. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Junior Subordinated Debentures for the benefit of the holders of the Trust Securities. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities. The Corporation as the holder of all the Common Securities will have the right to appoint, remove or replace any of the Trustees and to increase or decrease the number of Trustees, PROVIDED there will always be a Delaware Trustee, a Property Trustee and a Regular Trustee.

    Under the Indenture, the Corporation, as borrower, has agreed to pay all fees and expenses related to the organization and operations of the Trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon the Trust) and the offering of the Capital Securities and be responsible for all debts and obligations of the Trust (other than with respect to the Capital Securities). See "Description of Capital
Securities Expenses and Taxes" in the accompanying Prospectus.

    For so long as the Capital Securities remain outstanding, the Corporation has agreed (i) to maintain directly or indirectly 100% ownership of the Common Securities, (ii) to cause the Trust to remain a statutory business trust and not to voluntarily dissolve, wind-up, liquidate or to be terminated, except as permitted by the Declaration,
(iii) to use its commercially reasonable efforts to ensure that the Trust will not be an "investment company" for purposes of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (iv) to take no action that would be reasonably likely to cause the Trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

    The rights of the holders of the Capital Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration and the Trust Indenture Act. See "Description of Capital Securities" herein and in the accompanying Prospectus. The Declaration and the Guarantee also incorporate by reference the terms of the Trust Indenture Act.

    The location of the principal executive office of the Trust is c/o Old Kent Financial Corporation, One Vandenberg Center, 111 Lyon Street, N.W., Grand Rapids, MI 49503, Attention: Secretary, telephone number (616) 771-5272.

    It is anticipated that the Trust will not be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                    OLD KENT FINANCIAL CORPORATION

    Old Kent is a Michigan business corporation registered as a bank holding company. Old Kent has its headquarters in Grand Rapids, Michigan, and conducts the business of commercial banking through Old Kent Bank, its wholly owned principal banking subsidiary with banking offices in Michigan and Illinois, and through Old Kent Bank, National Association, also a wholly owned subsidiary. Old Kent also wholly owns, directly or indirectly, various operating nonbank subsidiaries offering various financial and fiduciary products and services through offices located in Michigan , Illinois and other states. Old Kent's common stock is traded on The NASDAQ Stock Market under the symbol OKEN. Old Kent's principal executive office is located at One Vandenberg Center, 111 Lyon Street, N.W., Grand Rapids, Michigan 49503. Its telephone number is (616) 771-5000.

                         RECENT DEVELOPMENTS

    [Text to be provided based on any previously unreported recent developments as of the date of this Prospectus Supplement.]

                       PURPOSE OF THE OFFERING

    The primary purpose of the offering is to further strengthen the Corporation's regulatory capital position. Because of regulatory capital requirements, the level of assets that the Corporation may maintain is limited by the level of regulatory capital. An increase in the Corporation's regulatory capital, which would result from the offering, would support an expansion of the Corporation's assets, regardless of the immediate application of the cash proceeds of the offering.

    All of the proceeds from the sale of Capital Securities will be invested by the Trust in Junior Subordinated Debentures. The Corporation expects to use the proceeds from the sale of the Junior Subordinated Debentures for general corporate purposes, which may include the repayment of indebtedness, investments in or extensions of credit to its subsidiaries and the financing of possible acquisitions. The Corporation engages on a regular basis in discussions regarding the potential acquisition of branches, deposits and other financial institutions. Pending that use, the net proceeds may be temporarily invested in short-term obligations. The Corporation reserves the right to change the use of the proceeds. The precise amounts and timing of the application of proceeds will depend upon the funding requirements of the Corporation and its subsidiaries and the availability of other funds. The Corporation may engage in other financings in the future.

                  RATIO OF EARNINGS TO FIXED CHARGES

    The Corporation's consolidated ratios of earnings to fixed charges for each of the periods indicated are set forth below:

                                         SIX MONTHS ENDED
                                             JUNE 30,              YEAR ENDED DECEMBER 31,
                                         ----------------          ----------------------
                                         1998         1997    1997     1996    1995    1994    1993
                                         ----         ----    ----     ----    ----    ----    ----
Earnings to Fixed Charges:
 Excluding Interest on Deposits          3.15         4.31    3.75     4.39    4.04    6.32    9.96
 Including Interest on Deposits          1.57         1.59    1.55     1.53    1.50    1.68    1.75

     For purposes of computing the ratios of earnings to fixed charges, earnings represent net income plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, represent interest expense on long-term debt and short term borrowings and the interest factor included in rents (which is deemed to be one-third of rental expense). Fixed charges, including interest on deposits, represent all interest expense and the interest factor included in rents.

                            CAPITALIZATION

     The following table sets forth the consolidated capitalization of the Corporation and its subsidiaries and certain ratios as of March 31, 1998, and as adjusted to give effect to the consummation of the offering of the Capital Securities. The following data should be read in conjunction with the consolidated financial statements and related notes of the Corporation and its subsidiaries incorporated herein by reference.

                                                                       ---------------------------------------
                                                                         ACTUAL                   AS ADJUSTED
                                                                       ----------                 ------------
                                                                                 (dollars in thousands)
Long-term debt:
     6.625% Subordinated Notes due November 15, 2005 . . . . . . . . .   $ 100,000               $ 100,000
Guaranteed preferred beneficial interests in the Corporation's
     Junior Subordinated Debentures due 2027 . . . . . . . . . . . . .     100,000                 100,000
Guaranteed preferred beneficial interests in the Corporation's Junior
     Subordinated Debentures due _____ <F1>. . . . . . . . . . . . . .          --                 200,000
Shareholders' equity:
     Preferred stock: 25,000,000 shares authorized and unissued. . . .          --                      --
     Common stock, par value $1.00; 300,000,000 shares authorized;
        __________ issued and outstanding. . . . . . . . . . . . . . .      91,548                  91,548
     Capital surplus . . . . . . . . . . . . . . . . . . . . . . . . .     154,111                 154,111
     Retained earnings . . . . . . . . . . . . . . . . . . . . . . . .     757,864                 757,864
                                                                         ---------               ---------
     Total common stock, capital surplus and retained earnings . . . .   1,003,523               1,003,523

     Unrealized gains (losses) on securities available-for-sale. . . .       4,796                   4,796
                                                                         ---------               ---------
        Total Shareholders' Equity . . . . . . . . . . . . . . . . . .   1,008,319               1,008,319
                                                                         ---------               ---------
          Total Capitalization . . . . . . . . . . . . . . . . . . . .  $1,208,319              $1,408,319
                                                                         =========               =========
Risk-based capital ratios:
     Tier 1 capital to risk-adjusted assets <F2> . . . . . . . . . . .        9.16%                  11.03%
     Regulatory "well capitalized" tier 1 ratio. . . . . . . . . . . .           6%                      6%
     Regulatory minimum. . . . . . . . . . . . . . . . . . . . . . . .           4%                      4%
     Total capital to risk-adjusted assets <F2>. . . . . . . . . . . .       11.35%                  12.55%
     Regulatory "well capitalized" total capital ratio . . . . . . . .          10%                     10%
     Regulatory minimum. . . . . . . . . . . . . . . . . . . . . . . .           8%                      8%
     Leverage ratio. . . . . . . . . . . . . . . . . . . . . . . . . .        7.11%                   9.28%
     Regulatory "well capitalized" leverage ratio. . . . . . . . . . .           5%                      5%
     Regulatory minimum. . . . . . . . . . . . . . . . . . . . . . . .           3%                      3%



                                      S-25

_________________
<F1>  As described herein, the sole assets of the Trusts will be
     $200,000,000 aggregate principal amount of Junior Subordinated Debentures issued by the Corporation to the Trust. The Junior Subordinated Debentures will bear interest at a [variable] rate equal to ____________ and will mature on ____________, ____. The Corporation will own all of the Common Securities of the Trust.

<F2>  Assumes the net proceeds of this offering are initially invested in assets with a 100% risk weighting under the risk-based capital rules of the Federal Reserve.

                             SELECTED CONSOLIDATED FINANCIAL DATA

    The following table sets forth selected historical consolidated financial information for the Corporation as of and for the periods indicated below. The summary consolidated financial data as of and for the five years ended December 31, 1997 were derived from the audited consolidated financial statements of the Corporation incorporated herein by reference. The selected consolidated finan-cial data should be read in conjunction with the Corporation's audited financial statements contained in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1997. The selected consolidated financial data as of and for the six months ended June 30, 1998 and 1997 are unaudited and include all adjustments consisting only of normal recurring accruals that, in the opinion of management, are necessary for a fair statement of results for those periods.

                                           SIX MONTHS ENDED
                                               JUNE 30,                            YEARS ENDED DECEMBER 31,
                                           ----------------                        ------------------------
                                         1998         1997        1997          1996          1995         1994         1993
                                         ----         ----        ----          ----          ----         ----         ----
  SELECTED RESULTS OF OPERATIONS:
 Interest income . . . . . . . . . . . $   524,198 $   500,306 $ 1,021,269   $   947,307  $    909,819  $   759,186   $   692,151
 Interest expense. . . . . . . . . . .     257,998     239,925     495,342       453,019       433,126      303,551       264,564
                                       ----------- ----------- -----------   -----------  ------------  -----------   -----------
 Net interest income . . . . . . . . .     266,200     260,381     525,927       494,288       476,693      455,635       427,587
 Provision for credit losses . . . . .      26,439      21,962      45,677        35,236        21,666       22,465        34,822
                                       ----------- ----------- -----------   -----------  ------------  -----------   -----------
 Net interest income after
   provision for credit losses . . . .     239,761     238,419     480,250       459,052       455,027      433,170       392,765
 Other income. . . . . . . . . . . . .     170,186     142,473     284,423       212,164       161,718      136,010       134,531
 Other expense . . . . . . . . . . . .     262,765     238,875     490,788       432,494       402,132      363,478       328,998
                                       ----------- ----------- -----------   -----------  ------------  -----------   -----------
 Income before income tax
    expense. . . . . . . . . . . . . .     147,182     142,017     273,885       238,722       214,613      205,702       198,298
 Income tax expense. . . . . . . . . .      51,053      48,202      93,581        80,021        72,799       68,618        66,974
                                       ----------- ----------- -----------   -----------  ------------  -----------   -----------
 Net income. . . . . . . . . . . . . . $    96,129 $    93,815 $   180,304   $   158,701   $   141,814  $   137,084   $   131,324
                                       =========== =========== ===========   ===========  ============  ===========   ===========
  CONSOLIDATED AVERAGE BALANCES:
 Total assets. . . . . . . . . . . . . $13,961,749 $13,013,850 $13,298,246   $12,251,860   $11,674,214  $10,761,022   $ 9,718,875
 Loans . . . . . . . . . . . . . . . .   8,254,610   8,363,809   8,419,267     7,795,771     7,230,657    6,060,822     5,216,229
 Deposits. . . . . . . . . . . . . . .  10,324,833  10,232,575  10,268,402     9,762,694     9,317,428    8,805,055     8,064,628
 Subordinated debt . . . . . . . . . .     100,000     100,000     100,000       100,000        12,603        --            5,028
 Guaranteed preferred beneficial
   interest in the Corporation's
   junior subordinated debentures.         100,000     100,000     100,000            --            --           --            --

 Total shareholders' equity <F1> . .       991,284   1,014,651   1,027,100    1,000,841       960,858      884,415       802,016

                                           SIX MONTHS ENDED
                                               JUNE 30,                               YEARS ENDED DECEMBER 31,
                                           ----------------                           ------------------------
                                         1998         1997           1997      1996          1995           1994            1993
                                         ----         ----           ----      ----          ----           ----            ----
CONSOLIDATED RATIOS:
 Return on average assets<F2> . . . .     1.38%       1.44%         1.36%     1.30%         1.21%            1.27%          1.35%
 Return on average equity<F2> . . . .    19.39       18.49         17.55     15.86         14.76            15.50          16.37
 Average equity to average
    assets<F2>. . . . . . . . . . . .     7.10        7.80          7.72      8.17          8.23             8.22           8.25
 Period end capital to risk
    adjusted assets<F3>:
    Tier 1 . . . . . . . . . . . . .      9.16  <F5> 10.56          9.52      9.45         10.59            10.84          12.61
    Total. . . . . . . . . . . . . .     11.35  <F5> 12.84         11.73     11.75         13.01            12.11          13.87
 Period end Tier 1 leverage
    ratio <F3>. . . . . . . . . . . .     7.11  <F5>  7.94          7.37      7.31          7.88             7.30           7.78
Average net interest margin               4.21        4.40          4.34      4.41          4.46             4.63           4.82
 Net Charge-offs to
    average loans. . . . . . . . . .       .47         .62           .58      0.54          0.19             0.16           0.33
 Impaired loans to loans <F4> . . . .      .85         .55           .65      0.53          0.58             0.88           1.12
 Allowance to loans. . . . . . . . .      2.01        1.88          1.86      2.05          2.35             2.44           2.72
 Allowance to impaired
    loans<F4> . . . . . . . . . . . .      237         342           288       388           403              277            243

____________________
<F1> Average total shareholders' equity includes average net unrealized gains (losses) on investment securities available for sale.
<F2> Average assets include average unrealized gains (losses) on investment securities available for sale.
<F3> The Federal Reserve guidelines for risk-based capital
     requirements applicable to all bank holding companies require minimum ratios of Tier 1 and total capital to risk-adjusted assets to be 4% and 8%, respectively. The Federal Reserve's minimum leverage guidelines require all bank holding companies to maintain a ratio of Tier 1 capital to average assets of at least 3%.
<F4> Impaired loans include nonaccrual and restructured loans.
<F5> As of March 31, 1998.

                  DESCRIPTION OF CAPITAL SECURITIES


GENERAL

     The following summary of certain terms and provisions of the Capital Securities supplements the description of the terms and provisions of the Capital Securities set forth in the accompanying Prospectus under the heading "Description of Capital Securities," to which description reference is hereby made. This summary of certain terms and provisions of the Capital Securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Declaration and the Trust Indenture Act. The form of the Declaration has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus form a part.

DISTRIBUTIONS

     The Capital Securities will represent undivided beneficial ownership interests in the assets of the Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities, as well as other benefits as described in the Declaration. Distributions on each Capital Security will be payable at a [variable] annual rate equal to _______________, payable quarterly in arrears on [March 31, June 30, September 30 and
December 31] of each year. Distributions will accumulate from the date of original issuance and will commence on ________, ____. The amount of Distributions payable for any period less than a full Distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in a period. Distributions payable for each full Distribution period will be computed by dividing the rate per annum by four.

     Distributions on the Capital Securities must be paid on the dates payable to the extent that the Trust has funds available for the payment of the Distributions. The revenue of the Trust available for distribution to holders of Capital Securities will be limited to payments under the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures" herein and in the accompanying Prospectus. If the Corporation does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Capital Securities.

     The Corporation has the right under the Indenture, so long as no Indenture Event of Default has occurred or is continuing, to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. Accordingly, there could be multiple Extension Periods of varying lengths throughout the term of the Junior Subordinated Debentures. As a consequence of any extension, quarterly Distributions on the Capital Securities will be deferred by the Trust during the Extension Period. Distributions to which holders of the Capital Securities are entitled will accumulate and compound quarterly at a [variable] annual rate equal to ______________. The term "Distributions" as used herein includes any compounded amounts unless the context otherwise requires. During any Extension Period, the Corporation may not, and may not permit any subsidiary of the Corporation to: (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank PARI PASSU with or junior to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks PARI PASSU with or junior in interest to the Junior Subordinated Debentures (other than (A) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, or in connection with a dividend reinvestment or shareholder stock purchase plan, (B) as a result of an exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any other class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (C) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (D) any declaration of a dividend in connection with any shareholder's rights plan, or the issuance of rights, stock or other property under any shareholder's rights plan, or the redemption or repurchase of rights pursuant thereto or (E) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid (or ranks PARI PASSU with or junior to such stock)). Prior to the termination of any Extension Period, the Corporation may further extend the Extension Period, PROVIDED that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period subject to the foregoing requirements. See "Description of Junior Subordinated Debentures Option to Extend Interest Payment Period" in the accompanying Prospectus. The Corporation has no current intention of exercising its right to defer payments of interest by extending the interest payment period of the Junior Subordinated Debentures.

     In the event that any date on which Distributions are payable on the Capital Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional interest or other payment in respect of any such delay), except that if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" means any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York or the City of Grand Rapids, Michigan are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Indenture Trustee is closed for business.

     Distributions on the Capital Securities (other than distributions on a Redemption Date) will be payable to the holders thereof as they appear on the register of the Trust on the relevant record dates, which will be the fifteenth day preceding the relevant Distribution Date. Distributions payable on any Capital Securities that are not punctually paid on any Distribution Date will cease to be payable to the person in whose name the Capital Securities are registered on the relevant record date, and the defaulted Distribution will instead be payable to the person in whose name the Capital Securities are registered on the special record date or other specified date determined in accordance with the Declaration.

REDEMPTION OR EXCHANGE

     Unless a Special Event has occurred, the Junior Subordinated Debentures are not be redeemable prior to ______________, ____. After that date, the Corporation will have the right at any time, subject to receipt of any necessary prior approval of the Federal Reserve, to redeem, in whole or in part, the Junior Subordinated Debentures. Upon the repayment or redemption, in whole or in part, of the Junior Subordinated Debentures, whether at Stated Maturity (which may be shortened or extended as provided herein) or upon earlier redemption as provided in the Indenture, the proceeds from the repayment or redemption will be applied by the Property Trustee to redeem Capital Securities and Common Securities upon not less than 30 nor more than 60 days' notice prior to the date fixed for repayment or redemption. If less than all of the Junior Subordinated Debentures are to be repaid or redeemed, then the proceeds from the repayment or redemption will be allocated PRO RATA to the repayment or redemption of the Capital Securities and the Common Securities. See "Description of Capital Securities Subordination of Common Securities" herein and in the accompanying Prospectus.

     If a Special Event has occurred and is continuing, the Corporation will have the right, subject to receipt of any necessary prior approval of the Federal Reserve, to either (i) redeem within 120 days following the occurrence of the Special Event the Junior Subordinated Debentures on the Redemption Date in whole (but not in part) and thereby cause a mandatory redemption of the Capital Securities in whole (but not in part) at a redemption price with respect to the Capital Securities equal to the redemption price in respect of the Junior Subordinated Debentures or (ii) to dissolve the Trust and, after satisfaction of the claims of creditors of the Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and Common Securities in liquidation of the Trust. In addition, the Corporation will have the right at any time, subject to the receipt of any necessary prior approval of the Federal Reserve, to dissolve the Trust and distribute the Junior Subordinated Debentures as described in clause (ii) above. Under current United States federal income tax law and interpretations thereof and assuming, as expected, the Trust is treated as a grantor trust, a distribution of the Junior Subordinated Debentures should not be a taxable event to holders of the Capital Securities. Should there be a change in law, a change in legal interpretation, certain Tax Events or other circumstances, however, the distribution could be a taxable event to holders of the Capital Securities. See "Certain United States Federal Income Tax Consequences Distribution of Junior Subordinated Debentures or Cash upon Liquidation of the Trust."

     If a Special Event occurs and the Corporation does not elect either option described in clause (i) or (ii) above, the Capital Securities will remain outstanding until the repayment of the Junior Subordinated Debentures, whether at maturity or redemption, and in the event a Tax Event has occurred and is continuing, the Corporation will be obligated to pay any additional taxes, duties, assessments and other governmental charges (other than withholding taxes) to which the Trust becomes subject as a result of the Tax Event.

REDEMPTION PROCEDURES

     Capital Securities redeemed on each Redemption Date will be redeemed at the redemption price received by the Trust in respect of the Junior Subordinated Debentures (the "Redemption Price") with the applicable proceeds from the contemporaneous redemption or payment at Stated Maturity of the Junior Subordinated Debentures. Redemptions of the Capital Securities will be made and the Redemption Price will be payable on each Redemption Date only to the extent that the Trust has sufficient funds available for the payment of the Redemption Price. See "Description of Capital Securities Subordination of Common Securities" herein and in the accompanying Prospectus.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Capital Securities to be redeemed at its registered address. If the Trust gives a notice of redemption in respect of the Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with DTC or its nominee funds sufficient to pay the applicable Redemption Price for all securities held by or on behalf of DTC or its nominee and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Capital Securities. See "Book-Entry Issuance" in the accompanying Prospectus. If any Capital Securities are held in certificated form, the Trust, to the extent funds are available, will irrevocably deposit with the paying agent for such Capital Securities funds sufficient to pay the applicable Redemption Price and will give the paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. If notice of redemption is given and funds deposited as required, then upon the date of the deposit, all rights of the holders of such Capital Securities so called for redemption will cease, except the right of the holders of such Capital Securities to receive the Redemption Price, but without interest on the Redemption Price, and such Capital Securities will cease to be outstanding. If any date fixed for redemption of Capital Securities is not a Business Day, then payment of the Redemption Price payable on that date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of the delay), except that, if such Business Day falls in the next calendar year, the payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. If payment of the Redemption Price in respect of Capital Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Corporation pursuant to the Guarantee as described under "Description of Guarantee" in the accompanying Prospectus, Distributions on such Capital Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Trust for the Capital Securities to the date the Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Capital Security called for redemption will be payable to the holders of that Capital Security on the relevant record dates for the related Distribution Dates.

     Subject to applicable law (including United States federal securities law) and to the provisions of the Declaration, the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

     The Trust may not redeem fewer than all of the outstanding Capital Securities unless all accrued and unpaid Distributions have been paid on all Capital Securities for all quarterly Distribution periods terminating on or before the Redemption Date. If less than all of the Capital Securities and Common Securities issued by the Trust are to be redeemed on a Redemption Date, then the aggregate amount of the Capital Securities and Common Securities to be redeemed will be allocated PRO RATA among the Capital Securities and the Common Securities. If the Capital Securities are in book-entry form, they will be redeemed as described in the accompanying Prospectus under "Book-Entry Issuance." If not, the particular Capital Securities to be redeemed will be selected on a PRO RATA basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Capital Securities not previously called for redemption, by any method that the Property Trustee deems fair and appropriate and that may provide for the selection for redemption of portions (equal to $1,000.00 or an integral multiple of $1,000.00 in excess thereof) of the liquidation amount of Capital Securities of a denomination larger than $1,000.00. The Property Trustee will promptly notify the Trust registrar in writing of the Capital Securities selected for redemption and, in the case of any Capital Security selected for partial redemption, the liquidation amount thereof to be redeemed. For purposes of the Declaration, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities will relate, in the case of any Capital Security redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of Capital Securities that has been or is to be redeemed.

SUBORDINATION OF COMMON SECURITIES

     Payment of Distributions on, and the Redemption Price of, the Capital Securities and the Common Securities, as applicable, will be made PRO RATA based on the liquidation amount of the Capital Securities and Common Securities; PROVIDED, HOWEVER, that if on any Distribution Date or Redemption Date an Indenture Event of Default has occurred and is continuing, no payment of any Distribution on, or Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, will be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price, the full amount of the Redemption Price on all of the outstanding Capital

Securities then called for redemption, has been made or provided for, and all funds available to the Property Trustee will be applied first to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     Pursuant to the Declaration, the Trust will automatically dissolve upon expiration of its term and will dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Corporation or the holder of the Common Securities; (ii) the distribution of the Junior Subordinated Debentures to the holders of the Capital Securities and Common Securities; (iii) the repayment of all of the Capital Securities in connection with the maturity or redemption of all of the Junior Subordinated Debentures; and (iv) the entry by a court of competent jurisdiction of an order for the dissolution of the Corporation or the Trust.

     If an early dissolution occurs as described in clause (i),
(ii) or (iv) above, the Trust will be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of Capital Securities and Common Securities their PRO RATA interest in the Junior Subordinated Debentures, unless the distribution is determined by the Property Trustee not to be practicable, in which event the holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the liquidation amount plus accrued and unpaid Distributions thereon to the date of payment (the "Liquidation Distribution"). If the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on Capital Securities and Common Securities will be paid on a PRO RATA basis. The holder(s) of the Common Securities will be entitled to receive distributions upon any such liquidation PRO RATA with the holders of Capital Securities, except that if an Indenture Event of Default has occurred and is continuing, Capital Securities will have a priority over the Common Securities.

     After the liquidation date is fixed for any distribution of Junior Subordinated Debentures to holders of Capital Securities,
(i) Capital Securities will no longer be deemed to be outstanding,
(ii) DTC or its nominee, as a record holder of Capital Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon the distribution and (iii) any certificates representing Capital Securities held in certificated form will be deemed to represent

Junior Subordinated Debentures having an aggregate principal amount equal to the liquidation amount of the Capital Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on the Capital Securities until the certificates are presented for cancellation, upon which the Corporation will issue to the holder, and the Indenture Trustee will authenticate, a certificate representing the Junior Subordinated Debentures.

     Under current United States federal income tax law and interpretations and assuming, as expected, the Trust is treated as a grantor trust, a distribution of the Junior Subordinated Debentures should not be a taxable event to holders of the Capital Securities. Should there be a change in law, a change in legal interpretation, a Tax Event or other circumstances, however, the distribution could be a taxable event to holders of the Capital Securities. See "Certain Federal Income Tax Consequences Distribution of Junior Subordinated Debentures to Holders of Capital Securities."

     The amount payable on the Capital Securities in the event of any liquidation of the Trust is $1,000.00 per Capital Security plus accumulated and unpaid Distributions, which may be in the form of a distribution of that amount in Junior Subordinated Debentures, subject to certain exceptions.

REGISTRATION OF CAPITAL SECURITIES

     The Capital Securities will be represented by global certificates registered in the name of DTC or its nominee. Beneficial interests in the Capital Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described below and in the accompanying Prospectus, Capital Securities in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance" in the accompanying Prospectus.

     A global security will be exchangeable for Capital Securities registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Corporation that it is unwilling or unable to continue as a depositary for the global security and no successor depositary has been appointed, or if at any time DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered to act as the depositary, (ii) the Corporation in its sole discretion determines that the global security will be so exchangeable or (iii) there has occurred and is continuing an Event of Default under the Indenture with respect to the Junior Subordinated Debentures. Any global security that is exchangeable pursuant to the preceding sentence will be exchangeable for definitive certificates registered in any names as DTC may direct. It is expected that DTC's instructions will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interest in the global security. If Capital Securities are issued in definitive form, the Capital Securities will be in denominations of $1,000.00 and integral multiples thereof and may be transferred or exchanged at the offices described below.

     Payments on Capital Securities represented by a global security will be made to DTC, as the depositary for the Capital Securities. If Capital Securities are issued in definitive form, the Redemption Price and Distributions will be payable, the transfer of the Capital Securities will be registrable, and Capital Securities will be exchangeable for Capital Securities of other denominations of a like aggregate liquidation amount, at the corporate trust office of the Property Trustee in New York, New York, or at the offices of any paying agent of transfer agent appointed by the Regular Trustees, PROVIDED that payment of any Distribution may be made at the option of the Regular Trustees by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Capital Securities are issued in certificated form, the record dates for payment of Distributions will be the 15th day of the last month of each calendar quarter. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance" in the accompanying Prospectus.


            DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

GENERAL

     The following summary of certain provisions of the Junior Subordinated Debentures supplements the description of the terms and provisions of the Junior Subordinated Debentures set forth in the accompanying Prospectus under the heading "Description of Junior Subordinated Debentures," to which description reference is hereby made. The following summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Indenture and the Trust Indenture Act. The form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus form a part.

     Concurrently with the issuance of the Capital Securities, the Trust will invest the proceeds thereof, together with the consideration paid by the Corporation for the Common Securities, in the Junior Subordinated Debentures issued by the Corporation.

     The Junior Subordinated Debentures are and will be in the principal amount equal to the aggregate liquidation amount of the Capital Securities plus the Corporation's concurrent investment in the

Common Securities. It is anticipated that, until the liquidation, if any, of the Trust, each Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Capital Securities and the Common Securities. The Junior Subordinated Debentures will bear interest from ______________, ____, at a [variable] annual rate equal to ______________________, payable quarterly in arrears on [March 31, June 30, September 30 and December 31] of each year (each, an "Interest Payment Date"), commencing ______, ____, to the person in whose name each Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the fifteenth day preceding the relevant Interest Payment Date. The amount of interest payable for any period less than a full interest period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in a period. The amount of any interest payable for any full interest period will be computed by dividing the per annum rate by four. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on that date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of the delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by applicable law) at a [variable] annual rate equal to _________________. The term "interest" as used herein will include quarterly interest payments and to the extent permitted by applicable law, interest on quarterly interest payments not paid on the applicable Interest Payment Date, as applicable, as well as any Additional Sums (as defined herein).

     The Junior Subordinated Debentures will be issued as a series of junior subordinated debentures under the Indenture. The Junior Subordinated Debentures will mature on ________________, ____. The Corporation has the right to shorten that date at any time to a date not earlier than ___________, ____, subject to receipt of any necessary prior approval of the Federal Reserve. In addition, the Corporation has the right to extend that date at any time to a date not later than ____________, ____, PROVIDED that the Corporation can extend the date only if at the time that the election is made and the time of the extension (i) the Corporation is not in bankruptcy, otherwise insolvent or in liquidation, (ii) the Corporation is not in default in the payment of any interest or principal of the Junior Subordinated Debentures, (iii) the Trust is not in default on the payment of Distributions on the Capital Securities and no deferred Distributions are accumulated and (iv) the Junior Subordinated Debentures are rated not less than BBB- by Standard & Poor's Rating

Services or Baa3 by Moody's Investor Service, Inc. or the equivalent by any other nationally recognized statistical rating organization. If the Corporation elects to shorten or extend the Stated Maturity of the Junior Subordinated Debentures, it will give notice to the Property Trustee, who will in turn give notice to the holders of the Capital Securities not less than 30 and not more than 90 days before the effectiveness thereof.

     The Junior Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Indebtedness of the Corporation. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, whether under the Indenture or any other indenture that the Corporation has entered into or may enter into in the future or otherwise. See "Description of Junior Subordinated
Debentures Subordination" in the accompanying Prospectus.

     The Indenture does not limit the aggregate principal amount of Junior Subordinated Debentures that may be issued thereunder.

     The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Junior Subordinated Debentures.

[INTEREST]

[if applicable, describe variable rate formula]

ADDITIONAL SUMS

     If a Tax Event has occurred and is continuing and the Trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Corporation will pay as additional interest ("Additional Sums") any additional amounts necessary so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts that the Trust would have received had it not been subject to such taxes, duties, assessments or other governmental charges as a result of the Tax Event.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     So long as no Indenture Event of Default has occurred and is continuing, the Corporation has the right under the Indenture to defer the payment of interest at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension

Period, PROVIDED that no Extension Period may end on a date other than an Interest Payment Date or extend beyond the Stated Maturity of the Junior Subordinated Debentures. At the end of the Extension Period, the Corporation must pay all interest then accrued and unpaid (together with interest thereon at a [variable] annual rate equal to _______________, compounded quarterly, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures (or holders of Capital Securities while the Capital Securities are outstanding) will be required to accrue interest income (as OID) for United States federal income tax purposes. See "Certain United States Federal Income Tax Consequences Interest Income and Original Issue Discount."

     During any Extension Period, the Corporation may not, and may not permit any subsidiary of the Corporation to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank PARI PASSU with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if the guarantee ranks PARI PASSU with or junior in interest to the Junior Subordinated Debentures (other than (A) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, or in connection with a dividend reinvestment or shareholder stock purchase plan, (B) as a result of an exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any other class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (C) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (D) any declaration of a dividend in connection with any shareholder's rights plan, or the issuance of rights, stock or other property under any shareholder's rights plan, or the redemption or repurchase of rights pursuant thereto or (E) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid (or ranks PARI PASSU with or junior to such stock)). Prior to the termination of any Extension Period, the Corporation may further extend the Extension Period, PROVIDED that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Junior

Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period subject to the above requirements. No interest will be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Regular Trustees and the Indenture Trustee notice of its election of each Extension Period not less than one Business Day prior to the record date. The Property Trustee will give notice of the Corporation's election to begin a new Extension Period to the holders of the Capital Securities.

REDEMPTION

     The Junior Subordinated Debentures are not redeemable prior to ________________, ____, unless a Special Event has occurred. The Junior Subordinated Debentures are redeemable prior to maturity at the option of the Corporation, subject to the receipt of any necessary prior approval of the Federal Reserve, (i) on or after ________________, ____, in whole or in part at any time, at a redemption price equal to the principal amount of the Junior Subordinated Debentures so redeemed plus accrued and unpaid interest, if any, to the date of redemption or (ii) at any time in whole, but not in part, within 120 days of the occurrence of a Special Event, at the same redemption price.

     If the Junior Subordinated Debentures are redeemed, the Trust must redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of Junior Subordinated Debentures so redeemed. See "Description of Capital
Securities Redemption or Exchange" and " Redemption Procedures" herein and in the accompanying Prospectus.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Junior Subordinated Debentures to be redeemed at the holder's registered address. Unless the Corporation defaults in payment of the redemption price, on and after the Redemption Date interest ceases to accrue on the Junior Subordinated Debentures or portions thereof called for redemption.

DISTRIBUTIONS OF JUNIOR SUBORDINATED DEBENTURES; BOOK-ENTRY ISSUANCE

     Under certain circumstances involving the termination of the Trust, Junior Subordinated Debentures may be distributed to the holders of the Capital Securities in liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as provided by applicable law. If distributed to holders of Capital Securities in liquidation, the Junior Subordinated Debentures will initially be issued in the form of global securities and certificated securities.

DTC, or any successor depositary, will act as depositary for the global securities. It is anticipated that the depositary arrangements for the global securities would be substantially identical to those in effect for the Capital Securities. For a description of global securities and certificated securities, see "Book-Entry Issuance" in the accompanying Prospectus.

     There can be no assurance as to the market price of any Junior Subordinated Debentures that may be distributed to the holders of Capital Securities.

        CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     In the opinion of Warner Norcross & Judd LLP, in its capacity as tax counsel to the Corporation and the Trust ("Tax Counsel"), the following summary accurately describes the material United States federal income tax consequences that may be relevant to the purchase, ownership and disposition of the Capital Securities. Unless otherwise stated, this summary deals only with Capital Securities held as capital assets by U.S. Holders (defined below) who purchase the Capital Securities in the Offer. As used herein, a "U.S. Holder" means
(i) a person that is a citizen or resident of the United States,
(ii) a corporation created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) any trust if a court within the United States is able to exercise primary supervision over the administration of such trust or (v) a partnership to the extent the interests therein are owned by any of the persons described in clauses
(i), (ii), (iii) or (iv) above. The tax treatment of a holder may vary depending on its particular situation. This summary does not address all the tax consequences that may be relevant to a particular holder or to holders that may be subject to special tax treatment, such as banks, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors or foreign entities. In addition, this summary does not include any description of any alternative minimum tax consequences or the tax laws of any state, local or foreign government that may be applicable to a holder of Capital Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. The authorities on which this summary is based are subject to various interpretations, and the opinions of Tax Counsel are not binding on the Internal Revenue Service ("IRS") or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the IRS with respect to the transactions described herein. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge. Nevertheless, Tax Counsel has advised that it is of the view that, if challenged, the opinions expressed herein should be sustained by a court with jurisdiction in a properly presented case.

     HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS. FOR A DISCUSSION OF THE POSSIBLE REDEMPTION OF THE CAPITAL SECURITIES UPON THE OCCURRENCE OF CERTAIN TAX EVENTS SEE "DESCRIPTION OF CAPITAL SECURITIES REDEMPTION OR EXCHANGE" IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

CLASSIFICATION OF THE TRUST

     In connection with the issuance of the Capital Securities in the Offer, Tax Counsel is of the opinion that under current law and assuming full compliance with the terms of the Declaration and other documents, the Trust will be classified as a grantor trust and will not be taxable as a corporation for United States federal income tax purposes. Accordingly, for United States federal income tax purposes, each holder of Capital Securities will be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures and, thus, will be required to include in its gross income its PRO RATA share of interest income or original issue discount that is paid or accrued on the Junior Subordinated Debentures.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

     The Corporation, the Trust and the holders of the Capital Securities (by the acceptance of a beneficial interest in a Capital Security) will agree to treat the Junior Subordinated Debentures as indebtedness for all United States federal income tax purposes. In connection with the issuance of the Junior Subordinated Debentures in the Offer, Tax Counsel is of the opinion that, under current law, and based on the representations, facts and assumptions set forth herein, the Junior Subordinated Debentures will be classified as indebtedness for United States federal income tax purposes. No assurance can be given, however, that the IRS will not challenge such position or, if challenged, that such a challenge will not be successful. The remainder of this discussion assumes that the Junior Subordinated Debentures will be treated as indebtedness of the Corporation for United States federal income tax purposes.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Under the applicable Treasury regulations, the Junior Subordinated Debentures will not be treated as issued with "original issue discount" ("OID") within the meaning of Section 1273(a) of the Code. Accordingly, except as set forth below, stated interest on the Junior Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with the holder's regular method of tax accounting.

     If, however, the Corporation exercises its right to defer payments of interest on the Junior Subordinated Debentures, the Junior Subordinated Debentures will become OID instruments at the time and all holders of the Junior Subordinated Debentures and, consequently, holders of the Capital Securities will be required to accrue their PRO RATA share of OID (which will include both the stated interest and DE MINIMIS OID (if any) on the Junior Subordinated Debentures) on a daily economic accrual basis during the Extension Period even though the Corporation will not pay the interest until the end of the Extension Period, and even though some holders may use the cash method of tax accounting. Moreover, thereafter the Junior Subordinated Debentures will be taxed as OID instruments for as long as they remain outstanding. Thus, even after the end of an Extension Period, all holders would be required to continue to include the stated interest (and any DE MINIMIS OID) on the Junior Subordinated Debentures in income on a daily basis, regardless of their method of tax accounting and in advance of receipt of the cash attributable to the interest income. Under the OID economic accrual rules, a holder would accrue an amount of interest income each year that approximates the stated interest payments called for under the terms of the Junior Subordinated Debentures, and actual cash payments of interest on the Junior Subordinated Debentures would not be reported separately as taxable income. Any amount of OID included in a holder's gross income (whether or not during an Extension Period) with respect to a Capital Security will increase the holder's tax basis in the Capital Security, and the amount of Distributions received by the holder in respect of the accrued OID will reduce the tax basis of the Capital Security.

     The Treasury regulations described above have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a contrary position. If the IRS were to assert successfully that the stated interest on the Junior Subordinated Debentures was OID regardless of whether the Corporation exercises its option to defer payments of interest on such debentures, all holders of Capital Securities would be required to include the stated interest in income on a daily economic accrual basis as described above.

     Corporate holders of Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized by those holders with respect to the Capital Securities.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON
LIQUIDATION OF THE TRUST

     As described under the caption "Description of Junior Subordinated Debentures Distribution of Junior Subordinated Debentures; Book-Entry Issuance" herein and in the accompanying Prospectus, Junior Subordinated Debentures may be distributed to holders in exchange for the Capital Securities and in liquidation of the Trust. Under current law, the distribution would be non-taxable, and would result in the holder receiving directly its PRO RATA share of the Junior Subordinated Debentures previously held indirectly through the Trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such holder had in its Capital Securities before the distribution. If, however, the liquidation of the Trust were to occur because the Trust is subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debentures, the distribution of the Junior Subordinated Debentures to holders would be a taxable event to the Trust and to each holder and a holder would recognize gain or loss as if the holder had exchanged its Capital Securities for the Junior Subordinated Debentures it received upon liquidation of the Trust. A holder would accrue interest in respect of the Junior Subordinated Debentures received from the Trust in the manner described above under " Interest Income and Original Issue Discount."

     Under certain circumstances described herein (see "Description of Capital Securities Redemption or Exchange" herein and in the accompanying Prospectus), the Junior Subordinated Debentures may be redeemed for cash, with the proceeds of the redemption distributed to holders in redemption of their Capital Securities. Under current law, the redemption would constitute a taxable disposition of the redeemed Capital Securities for United States federal income tax purposes, and a holder would recognize gain or loss as if it sold the redeemed Capital Securities for cash. See " Sales of Capital Securities" below.

SALES OF CAPITAL SECURITIES

     A holder that sells Capital Securities will recognize gain or loss equal to the difference between the amount realized by the holder on the sale of the Capital Securities (except to the extent that the amount realized is characterized as a payment in respect of accrued but unpaid interest on the holder's allocable share of the Junior Subordinated Debentures that the holder had not included in gross income previously) and the holder's adjusted tax basis in the Capital Securities sold.

NON-U.S. HOLDERS

     As used herein, the term "Non-U.S. Holder" means any person that is not a U.S. Holder. As discussed above, the Capital Securities will be treated as evidence of an indirect beneficial ownership interest in the Junior Subordinated Debentures. See " Classification of the Trust." Thus, under present United States federal income tax law, and subject to the discussion below concerning backup withholding:

     (i) no withholding of United States federal income tax will be required with respect to the payment by the Trust (or the Corporation) or any paying agent of principal or interest (which for purposes of this discussion includes any OID) with respect to the Capital Securities (or on the Junior Subordinated Debentures) to a Non-U.S. Holder, PROVIDED (A) that the beneficial owner of the Capital Securities ("Beneficial Owner") does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Corporation entitled to vote within the meaning of
Section 871(h)(3) of the Code and the regulations thereunder, (B) the Beneficial Owner is not a controlled foreign corporation that is related to the Corporation through stock ownership, (C) the Beneficial Owner is not a bank whose receipt of interest with respect to the Capital Securities (or on the Junior Subordinated Debentures) is described in Section 881(c)(3)(A) of the Code and (D) the Beneficial Owner satisfies the statement requirement (described generally below) set forth in Section 871(h) and Section 881(c) of the Code and the regulations thereunder; and

     (ii) no withholding of United States federal income tax will be required with respect to any gain realized by a Non-U.S. Holder upon the sale or other disposition of the Capital Securities (or the Junior Subordinated Debentures).

     To satisfy the requirement referred to in (i)(D) above, the Beneficial Owner, or a financial institution holding the Capital Securities on behalf of the Beneficial Owner, must provide, in accordance with specified procedures, to the Trust or its paying agent, a statement to the effect that the Beneficial Owner is not a U.S. Holder. Currently, these requirements will be met if (1) the Beneficial Owner provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8 (or successor form)) or
(2) a financial institution holding the Capital Securities on behalf of the Beneficial Owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof. Under recently finalized Treasury regulations (the "Final Regulations"), the statement requirement referred to in
(i)(D) above may also be satisfied with other documentary evidence for interest paid after December 31, 1999 with respect to an offshore account or through certain foreign intermediaries.

     If a Non-U.S. Holder cannot satisfy the requirements of the "portfolio interest" exception described in (i) above, payments of premium, if any, and interest (including any OID) made to such Non-U.S. Holder will be subject to a 30% withholding tax unless the Beneficial Owner provides the Corporation or its paying agent, as the case may be, with a properly executed (1) IRS Form 1001 (or successor form) claiming an exemption from, or a reduction of, such withholding tax under the benefit of a tax treaty or (2) IRS Form 4224 (or successor form) stating that interest paid with respect to the Capital Securities (or on the Junior Subordinated Debentures) is not subject to withholding tax because it is effectively connected with the Beneficial Owner's conduct of a trade or business in the United
States. Under the Final Regulations, Non-United States Holders generally will be required to provide an IRS Form W-8 in lieu of an IRS Form 1001 or an IRS Form 4224, although alternative documentation may be applicable in certain situations and certain forms and statements in effect on certain dates during the transition period described in Notice 98-16, I.R.B. 1998-15 (March 27, 1998), may expire and become ineffective, thus requiring the filing of new replacement certificates or statements.

     If a Non-U.S. Holder is engaged in a trade or business in the United States and interest with respect to the Capital Securities (or on the Junior Subordinated Debentures) is effectively connected with the conduct of the trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on that interest income on a net income basis in the same manner as if it were a U.S. Holder. In addition, if the Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, the interest income would be included in the foreign corporation's earnings and profits.

     Any gain realized by a Non-U.S. Holder upon the sale or other disposition of the Capital Securities (or the Junior Subordinated Debentures) generally will not be subject to United States federal income tax unless (1) the gain is effectively connected with a trade or business in the United States of the Non-U.S. Holder, (2) in the case of a Non-U.S. Holder who is an individual, the individual is present in the United States for 183 days or more in the taxable year of the sale, exchange or retirement, and certain other conditions are met, or (3) in the case of any gain representing accrued interest on the Junior Subordinated Debentures, the "portfolio interest" described above are not satisfied.

     HOLDERS SHOULD CONSULT NOTICE 98-16 AND THEIR OWN TAX ADVISORS ABOUT THE NEW RULES CONCERNING WITHHOLDING ON NON-UNITED STATES
HOLDERS AND THE RELATED TRANSITION RULES.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     The amount of interest (including OID, if any) accrued with respect to the Capital Securities (or the Junior Subordinated Debentures) held of record by U.S. Holders (other than corporations and other exempt holders) will be reported annually to the holders and to the IRS. The Property Trustee currently intends to deliver these reports to holders of record before January 31 after each calendar year. It is anticipated that persons who hold Capital Securities as nominees for beneficial holders will report the required tax information to beneficial holders on Form 1099.

     "Backup withholding" at a rate of 31% will apply to payments of interest (including OID, if any) to non-exempt U.S. Holders unless the holder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury regulations, certifies that the number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

     No information reporting or backup withholding will be required with respect to payments made by the Trust or any paying agent to Non-U.S. Holders if a statement described in (i)(D) under "Non-U.S.
Holders" has been received and the payor does not have actual knowledge that the beneficial owner is a United States person.

     In addition, backup withholding and information reporting will not apply if payments of the principal, interest, OID or premium on the Junior Subordinated Debentures are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the Beneficial Owner, or if a foreign office of a broker (as defined in applicable Treasury regulations) pays the proceeds of the sale of the Capital Securities to the owner thereof. If, however, the nominee, custodian, agent or broker is, for United States federal income tax purposes, a U.S. person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, the payments will not be subject to backup withholding but will be subject to information reporting, unless (1) the custodian, nominee, agent or broker has documentary evidence in its records that the Beneficial Owner is not a U.S. person and certain other conditions are met or (2) the Beneficial Owner otherwise establishes an exemption.

     Payment of the proceeds from disposition of Capital Securities to or through a United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.

     Any amounts withheld from a holder of the Capital Securities under the backup withholding rules will be allowed as a refund or a credit against the holder's United States federal income tax liability, but only if the required information is furnished to the IRS.

     THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.


                             UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement"), the Corporation and the Trust have agreed that the Trust will sell to each of the Underwriters named below, and each of the Underwriters, for whom _______________ [is] [are] acting as representative[s] (the "Representative[s]"), has severally agreed to purchase from the Trust, the respective number of Capital Securities set forth opposite its name below.

                                                                  Number
                                                                    Of
                                                                  Capital
                  Underwriter                                   Securities
---------------------------------------------------             ----------
[insert name[s] of Representative[s]]  . . . . . . . . . . . .
[insert names of other Underwriters] . . . . . . . . . . . . .
                                                                -----------

     Total . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                ===========


     In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Capital Securities offered hereby if any of the

Capital Securities are purchased. If an Underwriter defaults, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

     The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the Capital Securities are subject to the approval of certain legal matters by their counsel and to certain other conditions. The Underwriters are committed to take and pay for all of the Capital Securities if any are taken.

     The Corporation estimates the various expenses relating to the issuance and distribution of the Capital Securities, other than underwriting compensation described below, to be approximately $290,000. The Corporation has agreed to pay these expenses and the underwriting compensation in view of the fact that the proceeds of the sale of the Capital Securities will be used to purchase the Junior Subordinated Debentures.

     The following table sets forth the aggregate compensation to be paid to the Underwriters in connection with the issuance and distribution of the Capital Securities:

          COMMISSION PER CAPITAL SECURITY              TOTAL COMMISSION
          -------------------------------              ----------------
               $__________                                $__________

     The Underwriters propose initially to offer the Capital Securities to the public at the public offering price set forth on the cover page of this Prospectus Supplement and to certain dealers at that price less a concession not in excess of $_________ per Capital Security. The Underwriters may allow, and the dealers may reallow, a discount not in excess of $___________ per Capital Security to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

     During a period of 30 days from the date of this Prospectus Supplement, neither the Trust nor the Corporation will, without the prior written consent of the Representative[s], directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Capital Securities, any security convertible into or exchangeable into or exercisable for Capital Securities or Junior Subordinated Debentures or any debt securities substantially similar to the Junior Subordinated Debentures or equity securities substantially similar to the Capital Securities (except for the Junior Subordinated Debentures and the Capital Securities offered hereby).

     The Capital Securities are a new issue of securities with no established trading market. The Trust does not intend to apply for listing of the Capital Securities on any securities exchange. [The Corporation has been advised by the Underwriters that they presently intend to make a market in the Capital Securities as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Capital Securities and any market making may be discontinued at any time at the sole discretion of the Underwriters.] No assurance can be given as to the liquidity of, or trading markets for, the Capital Securities.

     In connections with this offering, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Capital Securities at a level above that which might otherwise prevail in the open market. Such transactions may be effected in the over the counter market or otherwise. Such stabilizing, if commenced, may be discontinued at any time.

     The Corporation and the Trust have agreed to indemnify the several Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     Certain of the Underwriters or their affiliates have provided from time to time, and expect to provide in the future, investment or commercial banking services to the Corporation and its affiliates, for which these Underwriters or their affiliates have received or will receive customary fees and commissions.


                            LEGAL OPINIONS

     Certain matters of Delaware law relating to the validity of the Capital Securities will be passed upon for the Trust by Richards, Layton & Finger, Wilmington, Delaware. The validity of the Junior Subordinated Debentures and the Guarantee will be passed upon for the Corporation by Warner Norcross & Judd LLP, Grand Rapids, Michigan, and for the Underwriters by __________. Warner Norcross & Judd LLP and certain members of the firm are indebted to, and have banking and other trust relationships with Old Kent Bank, a subsidiary of the Corporation. Warner Norcross & Judd LLP and ____________________ will rely as to certain matters of Delaware law on the opinion of Richards, Layton & Finger. Certain United States federal income taxation matters also will be passed upon for the Corporation and the Trust by Warner Norcross & Judd LLP, as tax counsel to the Corporation and the Trust. As of May 27, 1998, partners of and attorneys employed by Warner Norcross & Judd LLP were the beneficial owners of 416,249 shares of the Corporation's common stock, which had an aggregate market value of $16,259,560 on that date (such number of shares and market value have not been adjusted for a subsequent 5% stock dividend). Shares reported as beneficially owned include all shares as to which those persons have the direct or indirect, sole or shared, power to direct voting or disposition, including personal shares as well as shares held in fiduciary capacities.